Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

***AMERICAN DOCTORS ONLINES, INC.***

* * * * *

1. The name of the corporation is American Doctors Online, Inc.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is: Two Hundred Fifty Thousand (250,000) and the par value of each of such shares is Zero Dollars and One Cent ($0.01) amounting in the aggregate to Two Thousand Five Hundred Dollars and No Cents ($2,500.00).

5. The board of directors is authorized to make, alter, or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the sole incorporator is:

Olga Garcia Rey

c/o CT Corporation

2 Oliver Street

Boston, Massachusetts 02109

7. A director of the corporation shall not by personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a directors except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this     17    day of      September     1999.

State of Delaware

Office of the Secretary of State

_____________________________________

I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “AMERICAN DOCTORS ONLINE, INC.”, FIELD IN THIS OFFICE ON THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 1999, AT 4:30 O’CLOCK P.M.

A FIELD COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.